
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               396,242
<SECURITIES>                                         3,133,738
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       34,913,665<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           34,518,480
<TOTAL-LIABILITY-AND-EQUITY>                         34,913,665<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     65,923<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     147,646<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (866,326)<F5>
<EPS-PRIMARY>                                        (16.84)
<EPS-DILUTED>                                        000

<F1>Included  in total assets is  Investments in Local Limited  Partnerships  of
$31,088,805, Restricted cash $242,021, Organizational costs, net, of $6,667 and Other assets of $46,192. <F2>Included in Total liability and Equity is Accounts payable to affiliates of $360,249 and accrued expenses $34,936. <F3>Total revenue includes Investment of $48,581 and Other $17,342. <F4>Included in Other Expenses is Asset Management fees of $71,097, General and Administrative of $65,117, and Amortization of $11,432. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $784,603.

